Exhibit 15.2

11th Floor
PricewaterhouseCoopers Center
202 Hu Bin Road
Shanghai 200021, PRC
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
pwccn.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-114752 and 333-124893) of Linktone Ltd. of our report dated June 30, 2008, except for the effects of the discontinued operations as discussed in note 5 to which the date is June 19, 2009 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
June 19, 2009